Exhibit 99.1

February 6, 2025	News Release 25-02

Dakota Gold reports significant heap leachable gold at Richmond Hill totaling 3.65 million ounces of Measured and Indicated Mineral Resources

LEAD, SOUTH DAKOTA – Dakota Gold Corp. (NYSE American: DC) (“Dakota Gold or the “Company”) is pleased to announce its S-K 1300 Initial Assessment (“Initial Assessment” or “Report”) has outlined a robust resource1 focused on heap leachable material at the Richmond Hill Oxide Heap Leach Gold Project (“Richmond Hill” or “Project”) in South Dakota that will provide a pathway to near term production.

Table 1: Heap Leachable Resource in Metric Measurements

Resource Category	AuEq COG (g/t)	Ktonnes	AuEq (g/t)	Gold (g/t)	Silver (g/t)	Gold (koz)	Silver (koz)
Leach Resource:
Measured Mineral Resource		103,190	0.562	0.542	5.49	1,793.4	18,208
Oxide	0.089	85,762	0.566	0.542	5.73	1,493.7	15,788
Transition	0.141	17,428	0.552	0.535	4.32	299.7	2,421

Indicated Mineral Resource		141,537	0.429	0.408	4.39	1,860.0	19,884
Oxide	0.089	115,427	0.418	0.401	4.39	1,488.7	16,286
Transition	0.141	26,111	0.459	0.442	4.29	371.3	3,598
Total M&I Mineral Resource		244,728	0.483	0.463	4.83	3,653.3	38,092

*See Appendix Table 1 notes for resource assumptions.

Abbreviations in the table include gold equivalent (“AuEq”); Cut-off Grade (“COG”); grams per tonne (“g/t”); thousand tonnes (“Ktonnes”); thousand ounces (“Koz”); measured and indicated (“M&I”).

Highlights:

•	The 3.65 million ounce measured and indicated (“M&I”) heap leachable resource will inform the Initial Assessment with Cash Flow (“IACF”) planned for release mid-2025. The IACF will outline a potential at surface heap leach operation similar to Coeur Mining’s profitable Wharf Mine located 5 km to the south of Richmond Hill. Additionally, the Report has identified a heap leachable inferred resource of 2.61 million ounces. Mineralization is shallow with portions of the resource exposed at or near surface.

•	Major factors informing this resource include additional infill and step-out drilling, analysis of the drilling data, additional metallurgical test work to refine the geometallurgical domains, and evaluation of alternative process methods - notably, heap leach of oxide and appropriate transition zones. Silver was also included in the updated resource.

•	The heap leachable resource remains open to the north and in the southeast area of Richmond Hill. Both areas are currently in the process of being permitted for 2025 drilling with the goal of expanding the resource with material amenable to heap leaching. Additionally, drilling is planned to begin converting resource to reserves and gathering additional metallurgical data.

1 Any reference to “mineral resource” or “resource” means a mineral resource as defined by 17 CFR § 229.1300

•	Complimenting the heap leachable resources, the Report has also identified significant milled resources and outlines a combined heap leach and milled M&I resource of 4.64 million ounces and combined heap leach and milled inferred resource of 5.06 million ounces noted in Table 2. The additional milled material provides long-term optionality for the Project.

•	Barrick Gold has agreed to extend the option period for the Richmond Hill option and the Homestake option agreements until December 31, 2028 in return for additional annual payments of $170,000 and $340,000 respectively. The first of these payments are due March 1, 2026.

Dr. Robert Quartermain, Co-Chair, President, and CEO of Dakota Gold said, “The heap leachable resource we have identified at Richmond Hill is transformational for Dakota Gold and forms the platform from which we can grow and expand our mining and exploration activities in the Homestake District. In less than three years since commencing drilling, we have outlined a significant near-surface heap leachable resource that we expect to advance through economic studies to Feasibility, and into commercial production as soon as 2029, based on our current work and project understanding. The Project has significant advantages as it is located on private land, in an area that has existing infrastructure and is a 15-minute drive from our headquarters in the city of Lead. We expect these factors to be greatly beneficial in reducing both construction costs and timelines to potential production. We also expect that the Project has potential to generate significant free cash flow once in production, which benefits all stakeholders including our shareholders, local communities and the State of South Dakota.”

James Berry, VP Exploration commented, “The results of the new resource for Richmond Hill have exceeded our expectations and showcase the extent and quality of the Project mineralization. The step-out drilling incorporated in this update was very successful as evidenced by the expanded resource. Drilling encountered gold mineralized material in nearly every hole and also encountered higher silver grades than those in the other areas of the resource. We look forward to doing follow-up drilling in the northeastern portion of the Project as well as the other target areas outlined in the Report in anticipation of a further resource expansion in 2025.”

Resource Overview:

The oxide dominant resource announced today has been significantly upgraded from the maiden Initial Assessment resource (“maiden resource”) reported previously in April 2024. In the maiden resource at Richmond Hill, the oxide resource was 60% inferred and had no measured resources. In today’s resource update, the leach resource is almost 60% measured and indicated, split roughly equally, and this higher confidence level represents a positive step towards feasibility study stage, and de-risking the Project.

The resource is informed by a historical database containing 56,734 gold assays from 902 drill holes totaling 90,447 meters of drilling, and an additional 30,743 gold assays from 146 drill holes totaling 45,540 meters of drilling by Dakota Gold since 2022 to expand the resource.

With the new resource completed, work has begun on the IACF expected mid-2025 and is focused on areas where the resource contained higher-grade heap leach material.

Dakota Gold has contracted with M3, RESPEC, IMC and Woods Processing to undertake the necessary engineering and metallurgical studies currently in progress to advance from the IACF to initiating a full feasibility study in mid-2025. Concurrently the Company is undertaking baseline environmental studies that will inform future permitting requirements.

Richmond Hill is expected to have economics similar to the adjacent Wharf Mine of Coeur Mining, which is expected to generate over $100 million in free cash flow in 2024 from approximately 90,000 ounces of gold. The Richmond Hill Oxide Heap Leach Gold Project is located primarily on previously mined, private land and we believe we can advance the project expeditiously through permitting, development, and into production. The non-binding financial proposal for up to $300 million for a development opportunity with Orion Mine Finance, our major shareholder, which was announced on October 12, 2023, could provide Dakota Gold with the financial pathway to a commercial gold operation.

The Report will be published on the Company’s website and filed by the Company with the Securities and Exchange Commission on EDGAR as an exhibit to its Current Report on Form 8-K dated February 6, 2025. The Report was prepared by an independent group of Qualified Persons under Independent Mining Company (“IMC”) and Woods Processing.

Details of the resource will be presented in a webcast conference call on Friday, February 7, 2025 at 11am Eastern / 9am Mountain / 8am Pacific.

Webcast Conference Call Information:

Date: Friday, February 7, 2025

Time: 11am Eastern / 9am Mountain / 8am Pacific

Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=W6cPhcJ8

USA/Canada Toll Free: 1-844-763-8274

International Toll: +1-647-484-8814

Table 2: Richmond Hill Combined Heap Leach and Milled Resource in Metric Measurements

Resource Category	AuEq COG (g/t)	Ktonnes	AuEq (g/t)	Gold (g/t)	Silver (g/t)	Gold (koz)	Silver (koz)
Leach Resource:
Measured Mineral Resource		103,190	0.562	0.542	5.49	1,793.4	18,208
Oxide	0.089	85,762	0.566	0.542	5.73	1,493.7	15,788
Transition	0.141	17,428	0.552	0.535	4.32	299.7	2,421
Indicated Mineral Resource		141,537	0.429	0.408	4.39	1,860.0	19,884
Oxide	0.089	115,427	0.418	0.401	4.39	1,488.7	16,286
Transition	0.141	26,111	0.459	0.442	4.29	371.3	3,598
M&I Mineral Resource		244,728	0.483	0.463	4.83	3,653.3	38,092
Oxide	0.089	201,189	0.480	0.459	4.97	2,982.4	32,074
Transition	0.141	43,539	0.497	0.480	4.29	671.0	6,018
Inferred Mineral Resource		230,592	0.363	0.353	3.09	2,613.4	22,787
Oxide	0.089	192,317	0.346	0.336	2.91	2,077.5	18,019
Transition	0.141	38,276	0.449	0.435	3.87	535.8	4,768

Mill Resource (Sulfides):
Measured Mineral Resource	0.171	18,781	0.631	0.566	5.18	341.6	3,126
Indicated Mineral Resource	0.171	44,355	0.504	0.449	4.59	640.5	6,552
M&I Mineral Resource	0.171	63,136	0.542	0.483	4.77	982.1	9,678
Inferred Mineral Resource	0.171	183,451	0.477	0.415	4.97	2,446.9	29,322

Leach and Mill Mineral Resource:
Measured Mineral Resource		121,972	0.573	0.545	5.45	2,135.0	21,334
Indicated Mineral Resource		185,892	0.446	0.418	4.42	2,500.5	26,436
M&I Mineral Resource		307,864	0.497	0.470	4.83	4,635.4	47,770
Inferred Mineral Resource		414,043	0.415	0.381	3.91	5,060.3	52,109

*See Appendix Table 1 notes for resource assumptions.

Abbreviations in the table include gold equivalent (“AuEq”); Cut-off Grade (“COG”); grams per tonne (“g/t”); thousand tonnes (“Ktonnes”); thousand ounces (“Koz”); measured and indicated (“M&I”).

Resource Growth Potential:

The resource has potential for expansion with additional drilling.

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About Dakota Gold Corp.

Dakota Gold is building on the legacy of the 145 year old Homestake Gold Mining District by advancing the Richmond Hill Oxide Heap Leach Gold Project and outlining a high-grade underground gold resource at the Maitland Gold Project located on private land in South Dakota.

Subscribe to Dakota Gold’s e-mail list at www.dakotagoldcorp.com to receive the latest news and other Company updates.

Shareholder and Investor Inquiries

For more information, please contact:

Dr. Robert Quartermain

Co-Chair, Director, President and Chief Executive Officer

Tel: +1 778-655-9638

Dr. Stephen O’Rourke

Co-Chair, Director and Managing Director

Tel: +1 605-717-2540

Carling Gaze

VP of Investor Relations and Corporate Communications

Tel: +1 605-679-7429

Email: info@dakotagoldcorp.com

Qualified Persons

The Report was prepared by an independent group of Qualified Persons under IMC, which has reviewed and approved the contents of this news release.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this communication, the words “plan,” “target,” “anticipate,” “believe,” “estimate,” “intend,” “potential,” “will” and “expect” and similar expressions are intended to identify such forward-looking statements. Any express or implied statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements, including, without limitation: our expectations regarding additional drilling and modeling; our expectations for the improvement and growth of the mineral resources and potential for conversion of mineral resources into reserves; the timing for the S-K 1300 Initial Assessment with cash flow analysis, completion of a feasibility study, and/or permitting; our expectations regarding free cash flow and future financing; and our overall expectation for the possibility of near-term production at the Richmond Hill project. These forward-looking statements are based on assumptions and expectations that may not be realized and are inherently subject to numerous risks and uncertainties, which could cause actual results to differ materially from these statements. These risks and uncertainties include, among others: the execution and timing of our planned exploration activities; our use and evaluation of historic data; our ability to achieve our strategic goals; the state of the economy and financial markets generally and the effect on our industry; and the market for our common stock. The foregoing list is not exhaustive. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as updated by annual, quarterly and current reports that we file with the SEC, which are available at www.sec.gov. We caution investors not to place undue reliance on the forward-looking statements contained in this communication. These statements speak only as of the date of this communication, and we undertake no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as may be required by law. We do not give any assurance that we will achieve our expectations.

All references to “$” in this communication are to U.S. dollars unless otherwise stated.

Appendix:

Table 1: Richmond Hill Combined Heap Leach and Milled Resource in Imperial Measurements

Resource Category	AuEq COG (oz/t)	Ktons	AuEq (oz/t)	Gold (oz/t)	Silver (oz/t)	Gold (koz)	Silver (koz)
Leach Resource:
Measured Mineral Resource		113,748	0.0164	0.0158	0.160	1,793.4	18,208
Oxide	0.0026	94,537	0.0165	0.0158	0.167	1,493.7	15,788
Transition	0.0041	19,211	0.0161	0.0156	0.126	299.7	2,421
Indicated Mineral Resource		156,019	0.0125	0.0119	0.128	1,860.0	19,884
Oxide	0.0026	127,237	0.0122	0.0117	0.128	1,488.7	16,286
Transition	0.0041	28,783	0.0134	0.0129	0.125	371.3	3,598
M&I Mineral Resource		269,768	0.0141	0.0135	0.141	3,653.3	38,092
Oxide	0.0026	221,774	0.0140	0.0134	0.145	2,982.4	32,074
Transition	0.0041	47,994	0.0145	0.0140	0.125	671.0	6,018
Inferred Mineral Resource		254,186	0.0106	0.0103	0.090	2,613.4	22,787
Oxide	0.0026	211,994	0.0101	0.0098	0.085	2,077.5	18,019
Transition	0.0041	42,192	0.0131	0.0127	0.113	535.8	4,768

Mill Resource (Sulfides):
Measured Mineral Resource	0.0050	20,703	0.0184	0.0165	0.151	341.6	3,126
Indicated Mineral Resource	0.0050	48,893	0.0147	0.0131	0.134	640.5	6,552
M&I Mineral Resource	0.0050	69,596	0.0158	0.0141	0.139	982.1	9,678
Inferred Mineral Resource	0.0050	202,221	0.0139	0.0121	0.145	2,446.9	29,322

Leach and Mill Mineral Resource:
Measured Mineral Resource		134,452	0.0167	0.0159	0.159	2,135.0	21,334
Indicated Mineral Resource		204,912	0.0130	0.0122	0.129	2,500.5	26,436
M&I Mineral Resource		339,364	0.0145	0.0137	0.141	4,635.4	47,770
Inferred Mineral Resource		456,407	0.0121	0.0111	0.114	5,060.3	52,109

See S-K 1300 Initial Assessment Table 1-1

Abbreviations in the table include gold equivalent (“AuEq”); Cut-off Grade (“COG”); ounces per ton (“oz/t”); thousand tons (“Ktons”); thousand ounces (“Koz”); measured and indicated (“M&I”).

Notes:

1. The Mineral Resource estimate has an effective date of 3 February 2025.

2. All figures are rounded to reflect the relative accuracy of the estimate and therefore numbers may not appear to add precisely.

3. Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability.

4. Mineral Resources are based on prices of $2000/oz gold and $25/oz silver.

5. Mineral Resources for leach material are based on a gold equivalent cut-off of 0.0026 oz/t for oxide material and 0.0041 oz/t for transition material. Mineral Resources for mill material are based on a gold equivalent cut-off of 0.0050 oz/t.

6. The gold equivalent value for each material is as follows:

Oxide (Leach): Gold equivalent (oz/t) = gold (oz/t) + 0.00418 x silver (oz/t), based on gold recovery of 89% and silver recovery of 30%.

Transition (Leach): Gold equivalent = gold (oz/t) + 0.00382 x silver (oz/t), based on gold recovery of 65% and silver recovery of 20%.

Sulfide (Mill): Gold equivalent = gold (oz/t) + 0.0127 x silver (oz/t), based on gold recovery of 85% and silver recovery of 85%.

7. The gold equivalent values account for metal recoveries, treatment charges, refining costs, and refinery payable percentages.

8. Table 11-4 in the Report accompanies the Mineral Resource statement and shows all relevant parameters for mineral resources.

9. Includes a preliminary estimated royalty rate of 3.8% averaged across the Project property. The QP has determined that the resource is not sensitive to nominal changes in the royalty rate but has recommended that this estimate be updated for the Project economic and cash flow analysis.

10. Mineral Resources are reported in relation to a conceptual constraining pit shell to demonstrate reasonable prospects for economic extraction, as required by the definition of Mineral Resource in S-K 1300; mineralization lying outside of the pit shell is excluded from the Mineral Resource.

11. The Mineral Resource estimate is also constrained by the Richmond Hill Project Boundary. Only mineralization inside this boundary is included in the Mineral Resource Estimate, though waste removal outside the boundary is allowed.

12. The Mineral Resources reported are contained on mineral titles owned or controlled by Dakota Gold.

13. The Mineral Resources are reported in-situ without any dilution or loss considerations, as a point of reference.